BYLAWS OF PROJECT ROMANIA INC.

TABLE OF CONTENTS

ARTICLE I

INTERPRETATION

Page No.

1.1

Definitions

1

1.2

Number, Gender and Tense

1

ARTICLE II

SHARES AND TRANSFER THEREOF

2.1

Stock Certificates

1

2.2

Fractions of Shares/Scrip

2

2.3

Cancellation of Outstanding Certificates and Issuance of New

Certificates: Order of Surrender.

2

2.4

Consideration for Shares: Types; Adequacy; Effect of Receipt;

Actions of Corporation Pending Receipt in Future

3

2.5

Lost, Stolen, or Destroyed Certificates

3

2.6

Transfer of Shares

3

2.7

Transfer Agent

4

2.8

Record Date

4

ARTICLE III

STOCKHOLDERS’ MEETINGS

3.1

Stockholders of Record

5

3.2

Annual Meetings

5

3.3

Special Meetings

5

3.4

Actions at Meetings Not Regularly Called: Ratification and Approval

5

3.5

Notice of Stockholders' Meeting.

5

3.6

Voting Record

6

3.7

Quorum

6

3.8

Organization

6

3.9

Manner of Acting

6

3.10

Stockholders' Proxies

6

3.11

Voting of Shares

7

3.12

Voting by Ballot

7

3.13

Cumulative Voting

7

3.14

Consent of Stockholders in Lieu of Meeting

8

ARTICLE IV

DIRECTORS

4.1

Functions Generally; Compensation

8

4.2

Qualifications and Number

8

4.3

Terms; Elections

8

4.4

Removal of Directors

8

4.5

Resignations

8

4.6

Vacancies

9

4.7

Regular Meetings

9

4.8

Special Meetings

9

4.9

Quorum and Adjournments

9

4.10

Actions at Meetings Not Regularly Called: Ratification and Approval

9

4.11

Organization of Meetings

10

4.12

Votes to Govern; Casting Vote

10

4.13

Consent of Directors in Lieu of Meeting

10

4.14

Participation by Telephone or Similar Method

10

4.15

Compensation

10

4.16

Committees

10

ARTICLE V

OFFICERS

5.1

Number

11

5.2

Election and Term of Office

11

5.3

Removal

11

5.4

Vacancies

11

5.5

Powers

12

5.6

Compensation

13

5.7

Fidelity Bonds

13

ARTICLE VI

INTERESTED DIRECTORS

6.1

Restrictions on Transactions Involving Interested Directors or Officers

13

ARTICLE VII

DIVIDENDS

7.1

Dividends

14

ARTICLE VIII

CONTRCTS, LOANS AND CHECKS

8.1

Execution of Contracts

14

8.2

Loans

15

8.3

Checks

15

8.4

Deposits

15

ARTICLE IX

FISCAL YEAR

9.1

Fiscal Year

15

ARTICLE X

CORPORATE SEAL

10.1

Corporate Seal

15

ARTICLE XI

NOTICE

11.1

Method of Giving Notices

15

11.2

Notice to Joint Shareholders

16

11.3

Computation of Time

16

11.4

Undelivered Notices

16

11.5

Omissions and Errors

16

11.6

Persons Entitled by Death or Operation of Law

16

11.7

Waiver of Notice

16

ARTICLE XII

OFFICES

12.1

Effective Date

16

ARTICLE XIII

AMENDMENTS

13.1

Effective Date

17

BYLAWS

OF

PROJECT ROMANIA INC.

(a Nevada corporation)

___________

ARTICLE I

INTERPRETATION

1.1

Definitions.  In the bylaws of the Corporation, unless the context otherwise specifies or requires:

(a)

“Act” means 2001 Nevada Revised Statutes, chapter 78, Private Corporations, as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in these bylaws to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b)

“articles” meant the articles of incorporation of the Corporation filed with the Nevada Secretary of State;

(c)

“board” means the board of directors of the Corporation;

(d)

“bylaws” means these bylaws as amended from time to time; and

(e)

“person” means a natural person, any form of business or social organization and any other nongovernmental legal entity including a corporation, partnership, association, trust or unincorporated organization, but the term does not include a government, governmental agency or political subdivision of a government.

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

1.2

Number, Gender and Tense.  Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

ARTICLE II

SHARES AND TRANSFER THEREOF

2.1

Stock Certificates

(a)

The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

(b)

Certificated shares of the Corporation shall be signed (either manually or by facsimile), by officers or agents designated by the Corporation for such purpose, and shall certify the number of shares owned by a person in the Corporation.

(c)

Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities.

(d)

If any officer who shall have signed, or whose facsimile signature shall have been used on, any certificate or certificates for stock shall cease to be an officer of the Corporation, whether because of death, resignation or other reason, before such certificate or certificates shall have been issued and delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature shall have been used thereon, had not ceased to be such officer or officers of the Corporation.

(e)

If the Corporation issues uncertificated shares as provided in these bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the stockholder a written statement certifying the number of shares owned by such stockholder in the Corporation.

2.2

Fractions of Shares/Scrip  The board may authorize the issuance of certificates or payment of money for fractions of a share, either represented by a certificate or uncertificated, which shall entitle the holder to exercise voting rights, receive dividends and participate in any assets of the Corporation in the event of liquidation, in proportion to the fractional holdings; or it may authorize the payment in case of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the manual or facsimile signature of an officer or agent of the Corporation or its agent for that purpose, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of stockholder except as therein provided. The scrip may contain any other provisions or conditions that the Corporation deems advisable. If scrip ceases to be exchangeable for full share certificates, the shares that would otherwise have been issuable as provided on the scrip are deemed to be treasury shares unless the scrip contains other provisions for their dispositions.

2.3

Cancellation of Outstanding Certificates and Issuance of New Certificates: Order of Surrender.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as hereinafter provided with respect to lost, stolen or destroyed certificates.

When the articles are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the board, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the board may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the board.  Such order may provide that no holder of any such certificate so ordered to be surrendered shall be entitled to vote or to receive dividends or exercise any of the other rights of stockholders of record until he shall have complied with such order, but such order shall only operate to suspend such rights after notice and until compliance.  The duty of surrender of any outstanding certificates may also be enforced by action at law.

2.4

Consideration for Shares: Types; Adequacy; Effect of Receipt; Actions of Corporation Pending Receipt in Future.

(a)

The board may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.

(b)

Before the Corporation issues shares, the board must determine that the consideration received or to be received for the shares to be issued is adequate.  The judgment of the board as to the adequacy of the consideration received for the shares issued is conclusive in the absence of actual fraud in the transaction.

(c)

When the Corporation receives the consideration for which the board authorized the issuance of shares, the shares issued therefor are fully paid.

(d)

The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make any other arrangements to restrict the transfer of the shares.  The Corporation may credit distributions made for the shares against their purchase price, until the services are performed, the benefits are received or the promissory note is paid.  If the services are not performed, the benefits are not received or the promissory note is not paid, the shares escrowed or restricted and the distributions credited may be canceled in whole or in part.

2.5

Lost, Stolen, or Destroyed Certificates.  Any stockholder claiming that his certificate for shares is lost, stolen, or destroyed may make an affidavit or affirmation of the fact and lodge the same with the secretary of the Corporation, accompanied by a signed application for a new certificate.  Thereupon, and upon the giving of a satisfactory bond of indemnity to the Corporation, a new certificate may be issued of the same tenor and representing the same number of shares as were represented by the certificate alleged to be lost, stolen or destroyed.  The president and treasurer shall determine the necessity for such bond and the amount required, unless the Corporation shall have a transfer agent, in which case the transfer agent shall determine the necessity for such bond and the amount required.

2.6

Transfer of Shares.  Subject to the terms of any stockholder agreement relating to the transfer of shares or other transfer restrictions contained in the articles (or authorized therein) or these bylaws, shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares.  Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof.  As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by law.

2.7

Transfer Agent.  Unless otherwise specified by the board by resolution, the secretary of the Corporation shall act as transfer agent of the certificates representing the shares of stock of the Corporation.  He shall maintain a stock transfer book, the stubs of which shall set forth among other things, the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer.  The names and addresses of the stockholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the stockholders of record and as such entitled to receive notice of the meetings of stockholders; to vote at such meetings; to examine the list of the stockholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property or rights deriving from such shares against the Corporation.  Each stockholder shall be responsible for notifying the secretary in writing of any change in his name or address and failure so to do will relieve the Corporation, its directors, officers and agents, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing on the stub of the stock transfer book.

2.8

Record Date

(a)

For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board may prescribe a period not exceeding 60 days prior to any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix a day not more than 60 days prior to the meeting or action requiring a determination of stockholders, as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting of stockholders, or to consent to any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for stockholders entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, or if notice is waived, at the close of business on the day before the day on which the meeting is held.

(b)

The board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted for stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.

(c)

A determination of stockholders entitled to notice of or to vote at a stockholders’ meeting is effective for any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting.

ARTICLE III

STOCKHOLDERS’ MEETINGS

3.1

Stockholders of Record.  Only stockholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by law.

3.2

Annual Meetings.  The annual meeting of stockholders of the Corporation shall be held on such date and at such time and place within or without Nevada as the board shall designate by resolution.  If the election of directors shall not be held within the time period designated herein for any annual meeting of the stockholders, the board shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.  Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Corporation.

3.3

Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president, by a majority of the board, or by the person or persons authorized by resolution of the board.

3.4

Actions at Meetings Not Regularly Called: Ratification and Approval.  Whenever all stockholders entitled to vote at any meeting consent, either by (i) a writing on the records of the meeting or filed with the secretary; or (ii) presence at such meeting and oral consent entered on the minutes; or (iii) taking part in the deliberations at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed.  At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

If a meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all stockholders having the right to vote at such meeting.

Such consent or approval of stockholders may be made by proxy or attorney, but all such proxies and powers of attorney must be in writing.

3.5

Notice of Stockholders' Meeting.

(a)

A notice of stockholders' meetings shall be in writing and signed by an officer of the Corporation or such other person or persons as designated by the board.  Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place where it is to be held.

A copy of such notice shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than 60 days before such meeting.

(b)

Notice given to a stockholder in accordance with the provisions of this section shall be deemed sufficient, and in the event of the transfer of his stock after the giving of such notice and prior to the holding of the meeting, it shall not be necessary to give notice of the meeting to the transferee.

3.6

Voting Record.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before such meeting of stockholders, a complete record of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  The record, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the Corporation, whether within or without Nevada, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours.  Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes thereof.

The original stock transfer books shall be prima facie evidence of the stockholders entitled to examine the record or transfer books or to vote at any meeting of stockholders.

3.7

Quorum.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law or in the articles.  In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

3.8

Organization.  The board shall elect a chair from among the directors to preside at each meeting of the stockholders.  The board shall also elect a secretary to record the discussions and resolutions of each meeting.

3.9

Manner of Acting.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by law, the articles or these bylaws.

3.10

Stockholders' Proxies

(a)

At any meeting of the stockholders of the Corporation any stockholder may designate another person or persons to act as a proxy or proxies.  If any stockholder designates two or more persons to act as proxies, a majority of those persons present at the meeting, or, if only one is present, then that one, has and may exercise all of the powers conferred by the stockholder upon all of the persons so designated unless the stockholder provides otherwise.

(b)

Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (A), the following constitute valid means by which a stockholder may grant such authority:

(i)

A stockholder may execute a writing authorizing another person or persons to act for him as proxy.  Execution may be accomplished by the signing of the writing by the stockholder or his authorized officer, director, employee, or agent or by causing the signature of the stockholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature.

(ii)

A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a firm that solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission.  Any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that the telegram, cablegram, or other electronic transmission is valid, the persons appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied.

(c)

Any copy, communication by telecopier, or other reliable reproduction of the writing or transmission created pursuant to subsection (B), may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, communication by telecopier, or other reproduction is a complete reproduction of the entire original writing or transmission.

(d)

No proxy is valid after the expiration of six months from the date of its creation, unless it is coupled with an interest, or unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed seven years from the date of its creation.  Subject to these restrictions, any proxy properly created is not revoked and continues in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots.

3.11

Voting of Shares.  Unless otherwise provided by law, the articles or these bylaws, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

3.12

Voting by Ballot.  Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

3.13

Cumulative Voting.  No stockholder shall be permitted to cumulate his votes in the election of directors or for any other matter voted upon by stockholders.

3.14

Consent of Stockholders in Lieu of Meeting.  Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if any greater proportion of voting power is required for such action at a meeting by law, the articles or these bylaws, then the greater proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.  The written consent must be filed with the minutes of the proceedings of the stockholders of the Corporation.

ARTICLE IV

DIRECTORS

4.1

Functions Generally.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, a board of directors, except as otherwise provided by law, the articles or these bylaws.

4.2

Qualifications and Number.  A director shall be a natural person who is 18 years of age or older.  A director need not be a citizen of the United States or a resident of Nevada and, unless otherwise required in the articles of incorporation, need not be a stockholder.  The initial and subsequent boards shall consist of not less than one or more than five persons.  The board or the stockholders each has the power at any time to increase or decrease the number of directors by resolution.

4.3

Terms; Elections; Appointments.

(a)

The terms of the initial directors of the Corporation expire at the first stockholders’ meeting at which directors are elected.  The terms of all other directors expire at the next annual stockholders’ meeting following their election unless their terms are staggered. A decrease in the number of directors does not shorten an incumbent director’s term.

(b)

The election of directors shall take place at each annual meeting of the stockholders by a plurality of the votes cast at the election. All the directors then in office shall, if qualified, be eligible for re-election. The number of directors to be elected at an annual stockholders’ meeting shall, if a maximum and minimum number of directors is authorized, be the number of directors then in office unless the directors or the stockholders otherwise determine or shall, if a fixed number of directors is authorized, be such fixed number. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

(c)

Between successive annual stockholders’ meetings the directors may appoint one or more directors but not more than one third the number of directors fixed pursuant to the articles or these bylaws. Any director so appointed shall hold office only until the next following annual stockholders’ meeting, but shall be eligible for election at such meeting and so long as he is an additional director the number of directors shall be increased accordingly.

4.4

Removal of Directors.  Any director may be removed from office with or without cause by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power, except that the articles may require the concurrence of a larger percentage of the stock entitled to voting power in order to remove a director. If a director was elected by a voting group of stockholders, on the stockholders of that voting group may participate in the vote to remove that director.

4.5

Resignations.  A director of the Corporation may resign at any time by giving written notice to the president or secretary of the Corporation.  The resignation shall take effect upon the date of the giving of such notice, or at such later time specified therein.  The acceptance of a resignation shall not be necessary to make it effective, unless the resignation requires such acceptance to be effective.

4.6

Vacancies.

(a)

All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless otherwise provided in the articles. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and shall qualify.

(b)

Unless otherwise provided in the articles of incorporation, when one or more directors give notice of his or their resignation to the board, effective at a future date, the board may fill the vacancy or vacancies to take effect when the resignation or resignations become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

4.7

Regular Meetings.  A regular, annual meeting of the board shall be held at the same place as, and immediately after, the annual meeting of stockholders, and no notice shall be required in connection therewith.  The annual meeting of the board shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting.  The board may provide, by resolution, the time and place, either within or without Nevada, for the holding of additional regular meetings without other notice than such resolution.

4.8

Special Meetings.  A special meeting of the board or any committee thereof may be called, in the case of the board, by or at the request of the president or any two directors or, in the case of a committee of the board, by any member of that committee, by giving to members notice of the meeting with sufficient time for the convenient assembly of board or committee members, as the case may be.  The person or persons authorized to call special meetings of the board or committee may fix any place, either within or without Nevada and shall state the date, and the hour of the meeting and the business proposed to be transacted thereat.

4.9

Quorum and Adjournments.

(a)

At all meetings of the board or any committee thereof, the presence of a majority of the entire board or committee, as the case may be, shall constitute a quorum for the transaction of business, except as otherwise provided by law, the articles or these bylaws.

(b)

A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the meeting from time to time without notice. Notice of the adjourned meeting shall be given to the absentee directors and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors who were present at the adjourned meeting.

4.10

Actions at Meetings Not Regularly Called: Ratification and Approval.  Whenever all directors entitled to vote at any meeting consent, either by (i) a writing on the records of the meeting or filed with the secretary; or (ii) presence at such meeting and oral consent entered on the minutes; or (iii) taking part in the deliberations at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed.  At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time. If a meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all directors having the right to vote at such meeting.

4.11

Organization of Meetings.

(a)

The directors shall elect a chair from among them to preside at each meeting of the board and committee thereof.  The chair of any meeting of the board shall be the chair of the board or the president if he is a director and the chair is not present. In the absence of these persons, any other director chosen by the board members present shall preside as chair.

(b)

The board or committee thereof shall elect a secretary to record the discussions and resolutions of each meeting of the board.

4.12

Votes to Govern; Casting Vote.  At all meetings of the board every question shall be decided by a majority of the votes cast on the question, unless the act of a greater number is required by law, the articles or these bylaws.  In the case of an equality of votes the chair of the meeting shall be entitled to a second or casting vote.

4.13

Consent of Directors in Lieu of Meeting.  Any action required or permitted to be taken at any meeting of the board or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or committee, as the case may be. Any written consent shall be filed with the minutes of proceedings of the board or committee, as the case may be.

4.14

Participation by Telephone or Similar Method.  Unless otherwise restricted by the articles or these bylaws, members of the board of or any committee thereof may participate in a meeting of such board or committee by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear and converse with each other.  Participation in a meeting pursuant to this section constitutes presence in person at such meeting.  Each person participating in the meeting shall sign the minutes thereof.  The minutes may be signed in counterparts.

4.15

Compensation.  By resolution of the board and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the board, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board or both.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.16

Committees

(a)

Appointment.  The board may appoint a committee or committees of directors, however designated, and delegate to such committee or committees any of the powers of the board except those which pertain to items which, under the Act, a committee of directors has no authority to exercise. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board, or any member thereof, of any responsibility imposed by law.

(b)

Membership.  Each committee must include at least one director.  Unless the articles or these bylaws provide otherwise, the board may appoint natural persons who are not directors to serve on committees.

(c)

Procedure.  A committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws.  It shall keep regular minutes of its proceedings and report the same to the board for its information at the meeting thereof held next after the proceedings shall have been taken.

(d)

Meetings.  Committee meetings of such committee may be held in any manner provided in this bylaw for meetings of the board and may be held at any place within or without Nevada.

(e)

Vacancies.  Any vacancy in a committee may be filled by resolution of the board.

(f)

Resignations and Removal.  Any member of a committee may resign from such committee at any time by giving written notice to the president or secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any member of a committee may be removed at any time with or without cause by resolution of the board.

ARTICLE V

OFFICERS

5.1

Number.  The officers of the Corporation shall consist of a president, secretary and treasurer.  The Corporation may also have one or more vice presidents, assistant secretaries and assistant treasurers, and such other officers and agents as may be deemed necessary by the board. Any two or more offices may be held by the same person.

5.2

Election and Term of Office.  The officers of the Corporation shall be elected by the board at the annual meeting of the board following the annual meeting of the stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable.  Each officer shall hold office until his successor shall have been duly elected, subject to early termination in the event of death, removal or resignation.

5.3

Removal.  Any officer may be removed by the board, with or without cause, and a successor elected by the board at any time.

5.4

Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the board for the unexpired portion of the term.  If an officer is absent or otherwise unable to act, the board may delegate the powers or duties of such officer to any other officer, director, or person whom it may select.

5.5

Powers.  The officers of the Corporation shall exercise and perform the respective powers, duties and functions as are stated below, and as may be assigned to them by the board.

(a)

President.  The president shall be the chief executive officer of the Corporation and, subject to the control of the board, shall have general supervision, direction and control over all of the business and affairs of the Corporation.  The president shall, when present, and in the absence of a chairman of the board, preside at all meetings of the stockholders and of the board.  The president may sign, with the secretary or any other proper officer of the Corporation authorized by the board, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments that the board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board from time to time.

(b)

Vice President.  If elected or appointed by the board, the vice president (or in the event there is more than one vice president, the vice presidents in the order designated by the board, or in the absence of any designation, then in the order of their election) shall, in the absence of the president or in the event of his death, inability or refusal to act, perform all duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  Any vice president may sign, with the treasurer or an assistant treasurer or the secretary or an assistant secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the board.

(c)

Secretary.  The secretary shall: keep the minutes of the proceedings of the stockholders and of the board in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; sign with the chair or vice chair of the board, or the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the board; have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board.

(d)

Assistant Secretary.  The assistant secretary, when authorized by the board, may sign with the chair or vice chair of the board or the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the board.  An assistant secretary, at the request of the secretary, or in the absence or disability of the secretary, also may perform all of the duties of the secretary.  An assistant secretary shall perform such other duties as may be assigned to him by the president or by the secretary.

(e)

Treasurer.  The treasurer shall: have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; and keep accurate books of accounts of the Corporation's transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the board or president.  The treasurer shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the president or the board.  In the absence or disability of the president and vice president or vice presidents, the treasurer shall perform the duties of the president.

(f)

Assistant Treasurer.  An assistant treasurer may, at the request of the treasurer, or in the absence or disability of the treasurer, perform all of the duties of the treasurer.  He shall perform such other duties as may be assigned to him by the president or by the treasurer.

5.6

Compensation.  All officers of the Corporation may receive salaries or other compensation if so ordered and fixed by the board.  The board shall have authority to fix salaries and other compensation in advance for stated periods or render the same retroactive as the board may deem advisable.  No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

5.7

Fidelity Bonds.  The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with sure surety as the board may from time to time determine.

ARTICLE VI

INTERESTED DIRECTORS

6.1

Restrictions on Transactions Involving Interested Directors or Officers.

(a)

No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any person in which one or more of its directors or officers are directors or officers or are financially interested, is void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board or a committee thereof that authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, if the circumstances specified in any of the following paragraphs exist:

(i)

The fact of the common directorship, office or financial interest is known to the board or committee and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

(ii)

The fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power.  The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

(iii)

The fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board for action.

(iv)

The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

(b)

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board or a committee thereof that authorizes, approves, or ratifies a contract or transaction, and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize, approve, or ratify a contract or transaction.

ARTICLE VII

DIVIDENDS

7.1

Dividends.

(a)

Except as otherwise provided below and in the articles of incorporation, the board may authorize and the Corporation may make distributions to its stockholders, including distributions on shares that are partially paid, subject to the provisions of the Act.

(b)

Unless the articles otherwise provide otherwise, shares in the form of a share dividend may be issued pro rata and without consideration to the Corporation’s stockholders or to the stockholders of one or more classes or series. Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless:

(i)

The articles so authorize;

(ii)

A majority of the votes entitled to be cast by the class or series to be issued approve the issue; or

(iii)

There are no outstanding shares of the class or series to be issued.

If the board does not fix the record date for determining stockholders entitled to a share dividend, it is the date the board authorizes the share dividend.

ARTICLE VIII

CONTRACTS, LOANS, AND CHECKS

8.1

Execution of Contracts.  Except as otherwise provided by statute or by these bylaws, the board may authorize any officer or agent of the Corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of the Corporation.  Such authority may be general or confined to specific instances.  Unless so authorized, no officer, agent, or employee shall have any power to bind the Corporation for any purpose, except as may be necessary to enable the Corporation to carry on its normal and ordinary course of business.

8.2

Loans.  No loans shall be contracted on behalf of the Corporation and no negotiable paper or other evidence of indebtedness shall be issued in its name unless authorized by the board.  When so authorized, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company, or institution, firm, corporation, or individual.  An agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the Corporation and may mortgage, pledge, hypothecate, or transfer any real or personal property held by the Corporation as security for the payment of such loans.  Such authority, in the discretion of the board, may be general or confined to specific instances.

8.3

Checks.  Checks, notes, drafts, and demands for money or other evidence of indebtedness issued in the name of the Corporation shall be signed by such person or persons as designated by the board and in the manner prescribed by the board.

8.4

Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board may select.

ARTICLE IX

FISCAL YEAR

9.1

Fiscal Year.  The fiscal year of the Corporation shall be the year adopted by resolution of the board.

ARTICLE X

CORPORATE SEAL

10.1

Corporate Seal.  The board may provide a corporate seal which shall have inscribed thereon the name of the Corporation and be in such form and contain such other words and/or figures as the board o shall determine or the law may require.

ARTICLE XI

NOTICE

11.1

Method of Giving Notices.  Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) by law, the articles, these bylaws or otherwise to a stockholder, director, officer, or member of a committee of the board shall be in writing and shall be sufficiently given unless any other manner is specifically provided or permitted in this bylaw for the giving of any notice, if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication, including e-mail and facsimile. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recording communication shall be deemed to have been given when dispatched or delivered for dispatch. The secretary may change or cause to be changed the recorded address of any stockholder, director, officer, or member of a committee of the board in accordance with any information believed by him to be reliable.

11.2

Notice to Joint Stockholders.  If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

11.3

Computation of Time.  In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the day of giving the notice shall be excluded and the day of the meeting or other event shall be included.

11.4

Undelivered Notices.  If any notice given to a stockholder pursuant to section 11.1 is returned on two consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such stockholder until he informs the Corporation in writing of his new address.

11.5

Omissions and Errors.  The accidental omission to give any notice to any stockholder, director, officer, or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.6

Persons Entitled by Death or Operation of Law.  Every person who, by operation of law, transfer, death of a stockholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the stockholder from whom he derives his title to such share prior to his name and address being entered on the share register whether such notice was given before or after the happening of the event upon which he became so entitled and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

11.7

Waiver of Notice.  Any stockholder (or his duly appointed proxyholder), director, officer, or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him by law, the articles of incorporation, these bylaws or otherwise and such waiver or abridgment, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of stockholders or of the board or of a committee of the board which may be given in any manner.

ARTICLE XII

OFFICES

12.1

Registered Agent; Registered Office.  The registered agent and registered office of the Corporation in Nevada shall be as set forth in the articles.

ARTICLE XIII

AMENDMENTS

13.1

Amendments.  From time to time, the board may alter, amend and repeal these bylaws.

CERTIFICATE

I hereby certify that the foregoing bylaws, consisting of 17 pages, including this page, constitute the bylaws of Project Romania Inc. adopted by the board of directors of the Corporation on the 30th day of October, 2003 and that the bylaws have not been amended as of the date hereof.

Dated this 30th day of October, 2003.

/s/  L. Gabriel Luca

L. Gabriel Luca, President